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                                         EXHIBIT 10(h), Page 1 of 2


                   NORFOLK SOUTHERN CORPORATION
                 DIRECTORS' RESTRICTED STOCK PLAN



   I.  Effective      January 1, 1994, as restated November 24,
       Date:          1998.

  II.  Purpose:       To increase the ownership of common stock of
                      Norfolk Southern Corporation ("Corporation") by nonemployee directors so as to align further their ownership interest in the Corporation with that of the stockholders.

 III.  Eligibility:   Any nonemployee director of the Corporation
                      as of the Effective Date and any nonemployee director of the Corporation who begins his or her term as director on or after the Effective Date ("Eligible Director"). A
                      "nonemployee director" is a director who is not an officer of the Corporation or any of its subsidiaries.

  IV.  Benefits:      (1) An Eligible Director shall be granted
                          three thousand (3,000) shares of
                          Corporation common stock ("Restricted
                          Shares") on the later of the Effective
                          Date of the Registration Statement
                          registering the grant of common stock
                          under this Plan or the date a person
                          becomes an Eligible Director.

                      (2) Restricted Shares shall be restricted as
                          hereinafter provided for a period
                          ("Restriction Period") commencing on the date of grant and ending on the date that is the earlier of the death of the Eligible Director or 6 months after the Eligible Director ceases to be a director by reason of disability or retirement. During the Restriction Period, the Eligible Director shall have the entire beneficial interest in and all rights and privileges of a stockholder as to the Restricted Shares, including the right to receive dividends and the right to vote such shares, subject to the following conditions: (a) the Eligible Director shall not be entitled to delivery of the stock certificate until expiration of the Restriction Period; (b) none of the Restricted Shares may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of


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                                         EXHIBIT 10(h), Page 2 of 2


                          during the Restriction Period; and (c) all Restricted Shares shall be forfeited and all rights of the Eligible Director in and to such shares shall terminate unless the Eligible Director remains a director of the Corporation until death, disability or retirement.

                     (3) For purposes of this Plan, "retirement"
                          of an Eligible Director means termination of service as a director of the Corporation, if (a) the Eligible Director at the time of termination was ineligible to continue serving as a director under the Corporation's Retirement Policy for Directors or (b) the Eligible Director had served as a director of the Corporation for at least two consecutive years, and such termination is (i) due to the Eligible Director's taking a position with or providing services to a governmental, charitable or educational institution whose policies prohibit continued service as a director of the Corporation, or (ii) due to the fact that continued service as a director would be a violation of law, or (iii) not due to the voluntary resignation or refusal to stand for reelection by the Eligible Director.

                      (4) The Board of Directors of the Corporation
                          may make such adjustments in the number
                          and kind of shares authorized by the Plan and the number and kind of shares or other securities or property covered by outstanding awards as are required by any change in the corporate structure or shares of the Corporation, including, but not limited to, recapitalization, stock splits, stock dividends, combination or exchange of shares, mergers, consolidations, rights, offerings, separations, reorganizations, and liquidations.

   V.  Miscellaneous: A maximum of 66,000 shares of Corporation common stock may be granted under this Plan.
                      This Plan may be amended (but not more than once every six months, other than to comply with changes in the Internal Revenue Code) or terminated by the Board of Directors of the Corporation.